Exhibit 10.1

Rewards - Compensation Management Short-Term Incentive (STI) Plan

Purpose

The STI plan provides an annual performance-based cash bonus opportunity for eligible employees. This is intended to achieve a number of goals including:

•   Emphasizing the Company’s commitment to competitive compensation practices;

•   Driving a high performance culture;

•   Assuring accountability;

•   Focusing on results, not activity; and

•   Reinforcing the importance of measurable and aligned goals and objectives.

Eligibility

To participate in the STI Plan, an employee must:

•   Be a regular full-time or part-time employee of the Company in job grades 25 or higher. Consultants and temporary agency employees performing services at Company facilities are not eligible to participate;

•   Not qualify as a participant in any other Company variable compensation program (such as sales or unit performance bonus programs).

To receive payment under the STI Plan, the participant must:

•   Be actively employed as of fiscal year-end;

•   Have been rated at least “good” through the pay-for-performance program, as demonstrated by a PPA rating of ‘3’ or higher.

Plan Design

The plan design is based on financial metrics. The metrics will vary based on position and will generally include the following:

•   EBITDA*

•   ROGI

•   Organic Sales

•   Earnings Per Share

*       For administrative purposes, operating income may be used as a proxy for EBITDA

There will be 5 design standards, as follows:

•   Region

•   Region – Operations or Sales Management

•   Corporate/Global

•   Business Unit, Country, Sub Region

•   Global Accounts, Industry, Program

Rewards - Compensation Management Short-Term Incentive (STI) Plan

Participant’s plan design will be based on position. Details of the design are as follows: • Region Standard • Applies generally to region roles, with the exception of sales and operations.

	Metric & Weighting Per Metric
	EPS	Region Organic Revenue	Region EBITDA ($)	Region ROGI
EC Member	30%	20%	35%	15%
Standard	25%	25%	40%	10%

• Region – Operations or Region Sales Management

	Metric & Weighting Per Metric
	EPS	Organic Revenue or Operations metric	Region EBITDA ($)	Region ROGI
Standard	25%	25%	40%	10%

• Corporate/Global • Applies to corporate functions such as Finance, HR, Legal, Marketing, Technology, and Strategy

	Metric & Weighting Per Metric
	EPS	NA Composite	EU Composite	AP Composite	LA Composite
Standard	30%	25%	20%	12.5%	12.5%

• Region composite is the combination of Region Organic Revenue, EBITDA, and ROGI results • Business Unit, Country, Sub Region

	Metric & Weighting Per Metric
	EPS	Region Composite	BU/Country/Sub Region Organic Revenue or Operations metric	BU/Country/Sub Region EBITDA	BU/Country/Sub Region ROGI or Net Working Capital
Standard	15%	20%	20%	35%	10%

• Global Accounts, Global Industry, Global Program

	Metric & Weighting Per Metric
	EPS	Global Account, Industry or Program Sales	NA Composite	EU Composite	AP Composite	LA Composite
Standard	15%	30%	20%	15%	10%	10%

CEO Plan Design:

Metric & Weighting Per Metric
EPS	HBF Organic Revenue		HBF EBITDA ($)		HBF ROGI
30%	20%		35%		15%

Rewards - Compensation Management Short-Term Incentive (STI) Plan

Target

•   Each metric will have a target level of performance. Payout will be determined for each metric based on performance relative to target. The target levels of performance will be established at the beginning of each fiscal year.

Threshold

•   Threshold performance levels will be established for each metric as follows:

•   Sales, Organic Revenue: 80% of target

•   EBITDA: 80% of target

•   ROGI: 80% of target

•   EPS: 80% of target

•   Operations Metrics: 80-90% of target, varies by metric

•   Payout at the threshold level of performance will be 50% of the target allocated to that metric.

Superior

•   Superior performance levels will be established for each metric as follows:

•   Sales, Organic Revenue: 115% of target

•   EBITDA: 115% of target

•   ROGI: 115% of target

•   EPS: 115% of target

•   Operations Metrics: 110-120% of target, varies by metric

•   Payout at the superior level of performance will be 150% of the target allocated to that metric.

See Appendix for payout schedule.

Superior Stretch Goal – EC

•   Additional superior goals will be established for metrics for the EC members as follows:

•   Organic Revenue: 125% of target

•   EBITDA: 125% of target

•   ROGI: 125% of target

•   EPS: 125% of target

•   Payout at the superior stretch goal will be 200% of the target allocated to that metric

Payment

Payment will be made in cash, subject to taxes and deductions as applicable.

Payment will be made in, or as close to possible to, January following the conclusion of the relevant Plan Year, but will be made no later than March 15th of the calendar year following the Plan Year.

Participant Status Changes

If a participant begins employment with the company during the Plan Year, bonus potential will be pro-rated for the time the participant was employed during the Plan Year.

If a participant transfers jobs and changes plan design standards, potential bonus will be pro-rated for the time spent in each job.

Rewards - Compensation Management Short-Term Incentive (STI) Plan

Administration

Participants may direct questions about the STI Plan to their local management or human resources representatives.

The Compensation Committee of the Board of Directors shall make a certification decision with respect to performance of financial metrics and consider extraordinary circumstances that may have positively or negatively impacted the achievement of the objectives. The Board or management in their discretion, reserves the right at any time to enhance, diminish or terminate all or any portion of any compensation plan or program, on a collective or individual basis.

Relevant Terms

Actively Employed - A full-time or part-time employee on the Company payroll. It excludes any employee who has been terminated from employment with the Company – voluntarily or involuntarily – in advance of fiscal year-end.

Company - H.B. Fuller Company and its wholly owned subsidiaries.

Eligible Earnings - Varies by region and country.

Payment - The cash reward payable after conclusion of the Plan Year.

Plan Year - The relevant Company fiscal year.

Short Term Incentive (STI) Plan - The program described herein. May also be referred to as “STIP” or “STI Plan”.

Rewards - Compensation Management Short-Term Incentive (STI) Plan

Appendix

Payout Schedule
Metric Performance	Payout (as % of target)
115%	150.0%
114%	146.7%
113%	143.3%
112%	140.0%
111%	136.7%
110%	133.3%
109%	130.0%
108%	126.7%
107%	123.3%
106%	120.0%
105%	116.7%
104%	113.3%
103%	110.0%
102%	106.7%
101%	103.3%
100%	100.0%
99%	97.5%
98%	95.0%
97%	92.5%
96%	90.0%
95%	87.5%
94%	85.0%
93%	82.5%
92%	80.0%
91%	77.5%
90%	75.0%
89%	72.5%
88%	70.0%
87%	67.5%
86%	65.0%
85%	62.5%
84%	60.0%
83%	57.5%
82%	55.0%
81%	52.5%
80%	50.0%

•   Payout is calculated for each incremental increase in performance (straight line interpolation).

•   EC members have an additional stretch superior goal as follows:

•   Payout is calculated at an additional 5% for each incremental increase in performance up to 125% of metric performance (straight line interpolation).